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                                                                     EXHIBIT 4.8

         DECLARATION OF TRUST, dated as of January 23, 2003 among Lennox International Inc., a Delaware corporation, as Sponsor (the "Sponsor"), and The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and Richard A. Smith, as regular trustee (the "Regular Trustee" and, collectively with the Property Trustee and the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The Delaware statutory trust created hereby shall be known as "Lennox Trust II" (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trust hereby acknowledges receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code
Section 3801 et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Statutory Trust Act. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities representing undivided beneficial interests in the assets of the Trust ("Preferred Securities") in exchange for cash and investing the proceeds thereof in debt securities of the Sponsor, (ii) issuing and selling common securities representing undivided beneficial interests in the assets of the Trust ("Common Securities") to the Sponsor or an affiliate of the Sponsor in exchange for cash and investing the proceeds thereof in additional debt securities of the Sponsor and (iii) engaging in such other activities as are necessary or incidental thereto.

         3. The Sponsor and the Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

         4. The Sponsor, as the sponsor of the Trust, is hereby authorized (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 or on such other form or forms as may be appropriate, including without limitation any registration statement of the type contemplated by Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act") (any such registration statement, whether on Form S-3, another form or under Rule 462(b) being referred to herein as the "Securities Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement (including any preliminary prospectus, prospectus or prospectus supplement, and the exhibits thereto), relating to the registration under the Securities Act of the Preferred Securities and certain other securities of the Sponsor and (b) if the Sponsor shall deem it desirable, a Registration Statement on Form


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8-A (the "Exchange Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities under Section 12 of the Securities Exchange Act of 1934, as amended;
(ii) if the Sponsor shall deem it desirable, to prepare and file with the New York Stock Exchange, Inc. or any other automated quotation system, exchange or over-the-counter market (each, an "Exchange") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary, appropriate or desirable to cause the Preferred Securities to be listed on any Exchange; (iii) to prepare and file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary, appropriate or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary, appropriate or desirable; (iv) to negotiate the terms of and execute, or to cause any natural person appointed pursuant to Section 6 hereof, in his or her capacity as trustee of the Trust (a "Regular Trustee"), to execute, on behalf of the Trust an underwriting or other purchase agreement among the Trust, the Sponsor and any underwriter(s), dealer(s) or agent(s) relating to the Preferred Securities, as the Sponsor, on behalf of the Trust, may deem necessary, appropriate or desirable; and (v) to execute and deliver, or to cause the Regular Trustee to execute and deliver, on behalf of the Trust letters or documents to, or instruments for filing with, a depositary relating to the Preferred Securities. In the event that any filing referred to in clauses
(i)-(iii) above is required by the rules and regulations of the Commission, any Exchange, the National Association of Securities Dealers, Inc. or any state or foreign securities or blue sky laws, to be executed on behalf of the Trust by a Trustee, a Regular Trustee, in his or her capacity as Trustee of the Trust, and the Sponsor are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor that may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3); and provided, further that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and meets other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days' prior written notice to the Sponsor.

         7. The Trust may be dissolved and terminated at the election of the Sponsor.

         8. To the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless any Trustee, any affiliate of any Trustee, any paying agent, any officer, director, shareholder, member, partner or employee of any Trustee or paying agent, or any employee or agent of the Trust or of any of its affiliates, including but not limited to any officer or director of the Sponsor (an "Indemnified Person") from and against any loss, liability, expense, damage or claim incurred by such Indemnified Person arising out of or in connection

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with the acceptance or administration of the trust or trusts hereunder or by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration of Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, liability, expense, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

         9. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Declaration of Trust to be duly executed as of the day and year first above written.

                                   LENNOX INTERNATIONAL INC.,
                                   as Sponsor


                                   By:   /s/ Richard A. Smith
                                         ---------------------------------------
                                         Richard A. Smith
                                         Executive Vice President and
                                         Chief Financial Officer



                                   THE BANK OF NEW YORK,
                                   as Property Trustee


                                   By:   /s/ Beata Hryniewicka
                                         ---------------------------------------
                                         Name: Beata Hryniewicka
                                         Title: Assistant Treasurer


                                   THE BANK OF NEW YORK (DELAWARE),
                                   as Delaware Trustee


                                   By:   /s/ William T. Lewis
                                         ---------------------------------------
                                         Name: William T. Lewis
                                         Title: Senior Vice President


                                   RICHARD A. SMITH,
                                   as  Regular Trustee


                                   /s/ Richard A. Smith
                                   ---------------------------------------------